UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2012

SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 19, 2012, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Silicon Image, Inc. (the “Registrant”) approved the funding of a cash bonus pool (the “Cash Bonus Pool”) under the Registrant’s 2011 Bonus Plan (the “Bonus Plan”) of $2,541,000 for fiscal year 2011.  For disclosure and discussion regarding the Bonus Plan, see the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2011.  The Bonus Plan was designed to provide incentives to certain executive and non-executive employees in order to promote, among other things, the achievement of the Registrant’s financial performance goals for fiscal year 2011.

Based on the Bonus Plan, the Cash Bonus Pool represents approximately thirty-three percent (33%) of employees’ aggregate bonuses at target.  The Committee approved the Cash Bonus Pool to reward eligible executive and non-executive employees for the Registrant’s financial performance during fiscal year 2011 and to motivate such employees with respect to future performance.

Each of the Registrant’s named executive officers for fiscal year 2011 are to receive a cash bonus payment from the Cash Bonus Pool.  Camillo Martino, the Registrant’s Chief Executive Officer, Noland Granberry, the Registrant’s Chief Financial Officer, Edward Lopez, the Registrant’s Chief Legal and Administrative Officer, Tim Vehling, the Registrant’s Vice President, Product Marketing, and head of the Registrant’s Wireless Division, and Eric Almgren, the Registrant’s Vice President, IP Business Group, are eligible to receive target bonuses under the Bonus Plan equal to 100%, 45%, 45%, 25% and 25% respectively, of each officer's base compensation in fiscal year 2011.  At 33% of target, from the Cash Bonus Pool, Mr. Martino will receive a cash bonus payment of $148,500, Mr. Granberry a cash bonus payment of $42,842, Mr. Lopez a cash bonus payment of $43,748, Mr. Vehling a cash bonus payment of $23,925 and Mr. Almgren a cash bonus payment of $22,522.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 25, 2012                                                                                                           SILICON IMAGE, INC.

                            By: /s/ Noland Granberry
                            Noland Granberry
                            Chief Financial Officer